EXHIBIT 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185	Trading Symbol: VGZ NYSE American and Toronto Stock Exchanges

__________________ NEWS _________________

Vista Gold Corp. Announces Second Quarter Financial Results and Mt Todd Update

Denver, Colorado, July 31, 2019 – Vista Gold Corp. (NYSE American and TSX: VGZ) (“Vista” or the “Company”) today announced its unaudited financial results for the quarter ended June 30, 2019. Management’s quarterly conference call to discuss these results is scheduled for 2:30 p.m. MDT on August 6, 2019. The Company’s unaudited condensed consolidated financial statements, management’s discussion and analysis, together with other applicable disclosures can be found in the Company’s Quarterly Report on Form 10-Q, filed on July 31, 2019 with the U.S. Securities and Exchange Commission and the Canadian securities regulatory authorities.

Second Quarter Highlights

•	Latest test results continue to demonstrate average gold recoveries in the low-90% range;
•	Commenced update to preliminary feasibility study (“PFS”) on Vista’s Mt Todd gold project, anticipated for completion in the third quarter; and
•	Maintained solid working capital.

Summary of Q2 2019 Financial Results

Vista reported a net loss of $3.0 million, or $0.03 per share, for the three-month period ended June 30, 2019. The loss is comprised of $2.0 million of operating expenses and a $1.1 million mark-to-market loss on our investment in Midas Gold Corp., offset by other income of $0.1 million.

Working capital at June 30, 2019 was $9.6 million, including cash and short-term investments (comprised of government securities) of $6.3 million. The Company has no debt.

Mt Todd Update

Metallurgical test work at Vista’s Mt Todd gold project continued throughout the second quarter. Initial leach test results on material from the Batman deposit with an 80% passing (“P80”) grind size of approximately 50 microns achieved average gold recoveries of 92.7%, a six percentage point improvement from the average gold recoveries reported in the January 2018 prefeasibility study. Additional leach test work is nearing completion and final results are expected in the coming weeks.

Vista’s President and CEO, Mr. Frederick H. Earnest commented, “As we come to the conclusion of the comprehensive metallurgical optimization program, we are encouraged by the intermediate results that continue to support recoveries in the low-90% range. While this testing program has continued, we have advanced work on an updated PFS to incorporate the improved gold recoveries and associated design changes. We have retained independent consultants to review the fine grinding circuit and complete an independent benchmarking study of our capital and operating costs, pre-production and ramp-up schedules, and staffing requirements. We believe these studies in tandem with the updated PFS will provide greater confidence in the economics of the project. As we move forward, we continue to focus on achieving a valuation that is reflective of a very large project in a low-risk jurisdiction, with favorable costs, robust economics, and environmental permits in hand.”

We anticipate that the updated PFS on Mt Todd will be completed in the third quarter.

Management Conference Call

A conference call with management to review our financial results for the second quarter ended June 30, 2019 and to discuss corporate and project activities is scheduled for August 6, 2019 at 2:30 p.m. MDT.

Participant Toll Free: 844-898-8648
Participant International:  647-689-4225
Conference ID:  8192745

This call will also be webcast and can be accessed at the following web location:
http://event.on24.com/r.htm?e=2056422&s=1&k=1501F7ED34AFAE300AE85AAA7B6582C9

This call will be archived and available at www.vistagold.com beginning August 6, 2019. An audio replay will be available for 21 days by calling toll-free in North America: 855-859-2056, passcode 8192745.

If you are unable to access the audio or phone-in on the day of the conference call, please email your questions to ir@vistagold.com.

All dollar amounts in this press release are in U.S. dollars.

Technical Report on Mt Todd

For further information on the Mt Todd gold project, see the Technical Report entitled “NI 43-101 Technical Report Mt Todd Gold Project 50,000 tpd Preliminary Feasibility Study Northern Territory, Australia”, dated March 2, 2018 with an effective date of January 24, 2018, which is available on SEDAR and EDGAR as well as on Vista’s website under the Technical Reports section.

John Rozelle, Vista’s Sr. Vice President, a Qualified Person as defined by National Instrument 43-101 – Standards of Disclosure for Mineral Projects, has approved the information in this press release.

About Vista Gold Corp.

The Company is a well-funded gold project developer. Our principal asset is our flagship Mt Todd gold project in Northern Territory, Australia. Mt Todd is the largest undeveloped gold project in Australia.
For further information, please contact Pamela Solly, Vice President of Investor Relations, at (720) 981-1185.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as the timing and completion of an updated Mt Todd PFS which incorporates the improved gold recoveries and associated design changes, completion of leach recovery testing as the last phase of a comprehensive testing program in the next month, the leach recovery tests to confirm the results of the testing work announced in August 2018; the Mt Todd gold project achieving a valuation that is reflective of a very large project in a low-risk jurisdiction, with favorable costs, robust economics and environmental permits in hand; and our belief that Mt Todd is the largest undeveloped gold project in Australia are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: no change to laws or regulations impacting mine development or mining activities, our approved business plans, mineral resource and reserve estimates and results of preliminary economic assessments, preliminary feasibility studies and feasibility studies on our projects, if any, our experience with regulators, our experience and knowledge of the Australian mining industry and positive changes to current economic conditions and the price of gold. When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty as to the results of bulk metallurgical test work; and uncertainty as to completion of critical milestones for Mt Todd; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K filed in February 2019 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.